EXHIBIT 10.2

                SHARE EXCHANGE AGREEMENT BETWEEN THE COMPANY AND
                       CD PROMO, LTD., DATED MAY 11, 2000

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                           SHARE EXCHANGE AGREEMENT
                                  by and among
                             TIBERON RESOURCES LTD.
                                       and
                               the shareholders of
                                 CD PROMO, LTD.
                            Dated as of May 11, 2000


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                                TABLE OF CONTENTS
                                                                                                               PAGE
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THE SHARE EXCHANGE................................................................................................1
         1.1      The Share Exchange..............................................................................1
         1.2      Effective Date..................................................................................1
         1.3      Exchange of CD Promo Common Stock...............................................................1
         1.4      Exchange of Certificates........................................................................1
         1.5      Reporting of Share Exchange.....................................................................2
         1.6      Board of Directors of Tiberon Resources Ltd.....................................................2

THE CLOSING.......................................................................................................2
         2.1      Time and Place of Closing.......................................................................2
         2.2      Obligations of the CD Promo Shareholders at or Prior to the Closing.............................2
         2.3      Obligations of Tiberon Resources Ltd. at or Prior to the Closing................................2

REPRESENTATIONS AND WARRANTIES OF
         THE CD PROMO SHAREHOLDERS................................................................................3
         3.1      Organization and Qualification..................................................................3
         3.2      Capitalization..................................................................................3
         3.3      Subsidiaries and Affiliates.....................................................................4
         3.4      Options or Other Rights.........................................................................4
         3.5      Ownership of Shares.............................................................................4
         3.6      Validity and Execution of Agreement.............................................................4
         3.7      No Conflict.....................................................................................4
         3.8      Consents and Approvals..........................................................................5
         3.9      Violation of Laws, Permits, etc.................................................................5
         3.10     Books and Records...............................................................................5
         3.11     CD Promo Financial Statements...................................................................5
         3.12     Undisclosed Liabilities.........................................................................6
         3.13     Title to Property; Encumbrances.................................................................6
         3.14     Taxes...........................................................................................6
         3.15     Litigation......................................................................................7
         3.16     Contracts and Other Agreements..................................................................7
         3.17     Accounts Receivable and Accounts Payable........................................................7
         3.18     Compensation Arrangements; Officers, Directors and Employees....................................8
         3.19     ERISA...........................................................................................8
         3.20     Operations......................................................................................8
         3.21     Intangible Property and Intellectual Property..................................................10
         3.22     Employee Relations.............................................................................10
         3.23     Insurance......................................................................................11
         3.24     Licenses and Permits...........................................................................11
         3.25     Year 2000 Compliance...........................................................................11
         3.26     Brokers........................................................................................11
         3.27     Acquisition of Tiberon Resources Ltd. Shares...................................................12
         3.28     Disclosure.....................................................................................12



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REPRESENTATIONS AND WARRANTIES OF TIBERON RESOURCES LTD..........................................................12
         4.1      Organization and Qualification.................................................................12
         4.2      Capitalization.................................................................................12
         4.3      Subsidiaries and Affiliates....................................................................13
         4.4      Options or Other Rights........................................................................13
         4.5      Validity and Execution of Agreement............................................................13
         4.6      No Conflict....................................................................................13
         4.7      Consents and Approvals.........................................................................13
         4.8      Violation of Laws, Permits, etc................................................................14
         4.9      Books and Records..............................................................................14
         4.10     Tiberon Resources Ltd. Financial Statements....................................................14
         4.11     Undisclosed Liabilities........................................................................14
         4.12     Title to Property; Encumbrances................................................................15
         4.13     Taxes..........................................................................................15
         4.14     Litigation.....................................................................................15
         4.15     Contracts and Other Agreements.................................................................15
         4.16     Compensation Arrangements; Officers, Directors and Employees...................................16
         4.17     ERISA..........................................................................................16
         4.18     Operations.....................................................................................16
         4.19     Year 2000 Compliance...........................................................................18
         4.20     Brokers........................................................................................18
         4.21     Approval of Share Exchange.....................................................................18
         4.22     SEC Reporting Status...........................................................................18
         4.23     Investment Company.............................................................................18
         4.24     OTC Bulletin Board Status......................................................................18
         4.25     Disclosure.....................................................................................18

ACTIONS PRIOR TO CLOSING.........................................................................................18
         5.1      Corporate Examinations and Investigations......................................................18
         5.2      Conduct of Business............................................................................19
         5.3      Preservation of Business.......................................................................19
         5.4      Advice of Changes..............................................................................20
         5.5      Other Agreements...............................................................................20

CONDITIONS PRECEDENT TO CLOSING..................................................................................20
         6.1      Conditions Precedent to the Obligations of Tiberon Resources Ltd.to Complete the
                  Closing........................................................................................20
         6.2      Conditions Precedent to the Obligations of the CD Promo Shareholders to Complete
                  the Closing....................................................................................22

POST-CLOSING COVENANTS...........................................................................................23
         7.1      Further Information............................................................................23
         7.2      Record Retention...............................................................................23
         7.3      Post-Closing Assistance........................................................................24
         7.4      SEC Reporting..................................................................................24



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SURVIVAL; INDEMNIFICATION........................................................................................24
         8.1      Survival of Agreements, Representations and Warranties.........................................24
         8.2      Indemnification by the CD Promo Shareholders...................................................24
         8.3      Tiberon Resources Ltd.'s Indemnity.............................................................25
         8.4      Method of Asserting Claims.....................................................................25
         8.5      General Provisions.............................................................................27

TERMINATION OF AGREEMENT.........................................................................................27
         9.1      Termination....................................................................................27
         9.2      Survival After Termination.....................................................................28

MISCELLANEOUS....................................................................................................28
         10.1     Expenses.......................................................................................28
         10.2     Further Assurances.............................................................................28
         10.3     Notices........................................................................................29
         10.4     Arbitration....................................................................................30
         10.5     Publicity......................................................................................30
         10.6     Entire Agreement...............................................................................30
         10.7     Waivers and Amendments.........................................................................30
         10.8     Governing Law..................................................................................30
         10.9     Binding Effect, No Assignment..................................................................31
         10.10    Counterparts...................................................................................31
         10.11    Exhibits and Schedules.........................................................................31
         10.12    Effect of Disclosure on Schedules..............................................................31
         10.13    Headings.......................................................................................31
         10.14    Severability of Provisions.....................................................................31

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         THIS SHARE  EXCHANGE  AGREEMENT is entered into as of May 11, 2000,  by and among TIBERON RESOURCES LTD., a Nevada corporation ("TIBERON"), the persons named on Schedule A attached to this Agreement (the "CD PROMO SHAREHOLDERS"), and CD PROMO, LTD., an England corporation ("CD PROMO").

                                    RECITALS

         It is the intention of the parties hereto that CD Promo become a wholly-owned subsidiary of Tiberon through the exchange of all outstanding shares of CD Promo Common Stock for shares of Tiberon Common Stock on the following terms:

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises and the mutual
agreements   hereinafter  set  forth,  in  accordance  with  the  provisions  of applicable law, the parties hereby agree as follows:

                                    ARTICLE I
                               THE SHARE EXCHANGE

1.1 THE SHARE EXCHANGE. Subject to the terms and conditions of this Agreement, at Closing, the CD Promo Shareholders shall tender all their respective shares of CD Promo Common Stock to Tiberon in exchange for Tiberon Common Stock, and CD Promo shall become a wholly-owned subsidiary of Tiberon.

1.2 EFFECTIVE DATE. The Share Exchange will become effective upon the proper filing of Articles of Share Exchange with the Secretary of State of the State of Nevada.

1.3 EXCHANGE OF CD PROMO COMMON STOCK. The Common Stock shall be exchanged in the Share Exchange as follows:

         (a) Each certificate that prior to the Effective Date represented an outstanding share of CD Promo Common Stock will be exchanged for Seventy-Six Thousand One Hundred Sixty-Nine (76,169) shares of Tiberon Common Stock. As a result, the CD Promo Shareholders will collectively own fifty-one percent (51%) or more of the then outstanding shares of Tiberon's Common Stock.

         (b) No fraction of a share of Tiberon Common Stock will be issued upon such exchange of shares of CD Promo Common Stock. Instead amounts of shares will be rounded to the nearest whole number.

1.4 EXCHANGE OF CERTIFICATES. At Closing, or as soon as practicable thereafter, Tiberon shall deliver to each CD Promo Shareholder listed on SCHEDULE A hereto, certificates representing

                        Share Exchange Agreement - Page 1

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         the whole number of shares of Tiberon  Common Stock,  and such CD Promo
         Shareholder's   certificate(s)  of  CD  Promo  Common  Stock  shall  be
         delivered to Tiberon.

1.5 REPORTING OF SHARE EXCHANGE. For federal, state, and local income tax return reporting purposes, all parties agree to treat the Share Exchange as a nontaxable exchange under Section 368 of the Internal Revenue Code.

1.6 BOARD OF DIRECTORS OF TIBERON. At closing, or as soon as practicable thereafter, the board of directors and officers of Tiberon shall be replaced with the board of directors and officers of CD Promo.

                                   ARTICLE II
                                   THE CLOSING

2.1 TIME AND PLACE OF CLOSING. The closing of the Share Exchange (the "CLOSING") shall, unless otherwise agreed to in writing by the parties, take place at a mutually acceptable location at 10:00 AM, local time, on or before twenty (20) days after Tiberon receives the CD Promo Financial Statements as defined herein, and subject to the Sections contained within this Agreement.

2.2 OBLIGATIONS OF THE CD PROMO SHAREHOLDERS AT OR PRIOR TO THE CLOSING. At or prior to Closing, and subject to the satisfaction by Tiberon of its obligations hereunder, the CD Promo Shareholders shall deliver to Tiberon the following:

         (a) A copy of the Articles of Incorporation of CD Promo certified as of a date within thirty days of the Closing by the appropriate authorities of England and certified by the corporate secretary of CD Promo as to the absence of any amendments between the date of certification by the appropriate authorities and the Closing;

         (b) A certificate from the appropriate authorities of England as to the existence and good standing of CD Promo as of a date within thirty (30) days of the Closing;

         (c) A certificate of the corporate secretary of CD Promo attaching thereto true and correct copies of the bylaws of CD Promo;

         (d)      The certificate of CD Promo referred to in SECTION 6.1 hereof;
                  and

         (e) Such other documents as are required pursuant to this Agreement or as may reasonably be requested from the CD Promo Shareholders by Tiberon or its counsel as provided for in
                  SECTION 5 hereof.

         (f) The certificates evidencing the shares of CD Promo Common Stock owned by the CD Promo Shareholders, duly endorsed for transfer to Tiberon.


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2.3      OBLIGATIONS  OF  TIBERON  AT OR  PRIOR TO THE  CLOSING.  At or prior to
         Closing, and subject to the satisfaction by the CD Promo Shareholders of their obligations hereunder, Tiberon shall deliver to the CD Promo Shareholders the following:

         (a) A copy of the Articles of Incorporation of Tiberon certified as of a date within thirty days of the Closing by the Secretary of State of the State of Nevada and certified by the corporate secretary of Tiberon as to the absence of any amendments between the date of certification by the Secretary of State and the Closing;

         (b) A certificate from the Secretary of State of the State of Nevada as to the existence and good standing of Tiberon as of a date within thirty (30) days of the Closing;

         (c) A certificate of the corporate secretary of Tiberon attaching thereto true and correct copies of the bylaws of Tiberon and the corporate resolutions duly adopted by the board of directors of Tiberon authorizing the consummation of the transactions contemplated hereby;

         (d)      The certificate of Tiberon  referred to in SECTION 6.2 hereof;
                  and

         (e)      Such  other  documents  as  are  required   pursuant  to  this
                  Agreement or as may reasonably be requested from Tiberon by the CD Promo Shareholders or their counsel.

         (f) Certificates evidencing the Tiberon Common Stock to be issued to the CD Promo Shareholders pursuant to ARTICLE I hereof.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                            THE CD PROMO SHAREHOLDERS

Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule to be delivered to Tiberon by the CD Promo Shareholders within twenty (20) days from the execution of this Agreement (the "CD PROMO SHAREHOLDERS DISCLOSURE SCHEDULE"), the CD Promo Shareholders represent, warrant, and covenant to Tiberon as follows:

3.1 ORGANIZATION AND QUALIFICATION. CD Promo is a corporation duly organized, validly existing and in good standing under the laws of England, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted. CD Promo is duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a material adverse effect in the business, operations, properties, assets, liabilities, prospects, or condition (financial or otherwise) of CD Promo (hereinafter a "MATERIAL EFFECT").


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3.2      CAPITALIZATION.  The issued and  outstanding  capital stock of CD Promo consists of 110 shares of common stock. All of the issued and outstanding shares of capital stock of CD Promo are validly issued, fully paid, and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person.

3.3 SUBSIDIARIES AND AFFILIATES. CD Promo does not own or hold, directly or indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

3.4 OPTIONS OR OTHER RIGHTS. No options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of CD Promo, whether upon conversion of other securities or otherwise, are issued or outstanding, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

3.5 OWNERSHIP OF SHARES. The shares of CD Promo Common Stock are owned of record and beneficially by the CD Promo Shareholders as set forth on Schedule A. The CD Promo Shareholders possess full authority and legal right to sell, transfer, and assign the entire legal and beneficial ownership of the shares of CD Promo Common Stock, free from all liens, claims, and encumbrances of any kind; and there are no outstanding rights or obligations granted by the CD Promo Shareholders to purchase or acquire any of the shares of CD Promo Common Stock or any interest in any of the shares of CD Promo Common Stock. Upon transfer of the shares of CD Promo Common Stock to Tiberon hereunder at the Closing, Tiberon will receive the entire legal and beneficial interest in the shares of CD Promo Common Stock, free and clear of all liens, claims, and encumbrances and subject to no legal or equitable restrictions of any kind.

3.6 VALIDITY AND EXECUTION OF AGREEMENT. Each of the CD Promo Shareholders has the full legal right, capacity and power required to enter into, execute and deliver this Agreement and to carry out the transactions contemplated. This Agreement has been duly executed and delivered by each of the CD Promo Shareholders and constitutes the valid and binding obligation of each of the CD Promo Shareholders, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and
         (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

3.7 NO CONFLICT. None of the execution, delivery, or performance of this Agreement does or will: (a) result in any violation or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or bylaws of CD Promo or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to CD Promo or any CD Promo Shareholder, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which CD Promo or any CD Promo Shareholder is bound; (b) result in the creation of any material option,

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         pledge, security interest, lien, charge,  encumbrance,  or restriction, whether imposed by agreement, understanding, law or otherwise, except those arising under applicable federal or state securities laws (hereinafter an "ENCUMBRANCE") upon any of the properties or assets of CD Promo or any CD Promo Shareholder pursuant to any such term or provision; or (c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any material contract, agreement, arrangement, commitment, or plan to which CD Promo or any CD Promo Shareholder is a party, or by which CD Promo or any CD Promo Shareholder or any of their respective properties or assets may be subject or bound.

3.8 CONSENTS AND APPROVALS. No federal, state, foreign or other regulatory approvals are required to be obtained, nor any regulatory requirements complied with, by CD Promo or any CD Promo Shareholder in connection with the Share Exchange.

3.9      VIOLATION OF LAWS, PERMITS, ETC.

         (a) CD Promo is not in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

         (b) CD Promo has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

3.10 BOOKS AND RECORDS. The books and records of CD Promo (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of CD Promo are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the shareholders and the board of directors of CD Promo since the date of inception of CD Promo, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

3.11     CD PROMO FINANCIAL STATEMENTS.

         (a) The audited balance sheets of CD Promo as of the most recent period when delivered, and the related audited statements of income, statements of cash flow and statements of shareholders equity for the periods then ended, true and complete copies of which will be delivered to Tiberon within seventy (70) days from execution of this Agreement to comply with SEC filing requirements, present fairly, in all material respects, the financial position of CD Promo as at such dates and the results of operations of CD Promo for the periods then ended, in accordance with United States generally accepted accounting principles ("USGAAP") consistently applied for the periods covered thereby.

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         (b)      The  financial  statements  referred to in  paragraph  (a) are hereinafter referred to as the CD PROMO FINANCIAL STATEMENTS.


3.12 UNDISCLOSED LIABILITIES. CD Promo does not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (all of the foregoing being collectively referred to as "LIABILITIES" and individually as a "LIABILITY"), of a kind required by USGAAP to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the CD Promo Financial Statements. CD Promo does not have any Liabilities, whether or not of a kind required by USGAAP to be set forth on a financial statement, other than (a) Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the CD Promo Financial Statements that are consistent with past practice and are included in the latest CD Promo Financial Statements, (b) Liabilities that are fully reflected on or reserved against on the latest balance sheet included in the CD Promo Financial Statements, or (c) as specifically disclosed in the CD Promo Financial Statements.

3.13 TITLE TO PROPERTY; ENCUMBRANCES. CD Promo has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on the latest balance sheet included in the CD Promo Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect.

3.14 TAXES. All returns, reports, information returns, or other documents (including any related or supporting information) filed or required to be filed with any federal, state, local, or foreign governmental entity or others authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on CD Promo) or the administration of any laws, regulations or administrative requirements relating to any Tax(hereinafter "TAX RETURNS"), reports and declarations of estimated tax or estimated tax deposit forms required to be filed by CD Promo have been duly and timely filed; CD Promo has paid all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, whether disputed or not, including, without limitation, income, capital, estimated, excise, property, sales, transfer, withholding, employment, payroll, and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments and any expenses incurred in connection with the settlement of any tax liability (hereinafter "TAXES") which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due; and all Taxes which CD Promo is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority,

                        Share Exchange Agreement - Page 6

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         official  or  instrumentality  of  any  such  government  or  political subdivision (hereinafter "GOVERNMENTAL OR REGULATORY BODY"). There are no tax liens upon any of the assets or properties of CD Promo except for any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any member or similar agreement, encumbrance or any other restriction or limitation whatsoever, other than (i) materialmen's, mechanics', repairmen's or other like liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any material danger of sale, forfeiture or loss of any part of the assets and shall have been disclosed to Tiberon hereunder, or (ii) any lien arising as a result of any act or omission of Tiberon (hereinafter "LIENS") for Taxes not yet due. CD Promo is not a party to any express tax settlement agreement, arrangement, policy or guideline, formal or informal (a "SETTLEMENT AGREEMENT"), and CD Promo does not have any obligation to make payments under any Settlement Agreement.

3.15     LITIGATION.

         (a) There is no action, proceeding, investigation, or inquiry pending or, to the best of CD Promo's knowledge, threatened
                  (i) against or affecting any of CD Promo's assets or business that, if determined adversely to CD Promo, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

         (b) CD Promo has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause CD Promo to determine that there exists any basis for any material claim against C Promo for any of the matters described in paragraph (a) above.

3.16 CONTRACTS AND OTHER AGREEMENTS. SECTION 3.16 to the CD Promo Shareholder Disclosure Schedule contains a complete and correct list as of the date hereof of all material agreements, contracts, and commitments (and all amendments thereto), written or oral, to which CD Promo is a party or by which any of its properties is bound. CD Promo will make available to Tiberon complete and correct copies of all material written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of CD Promo's knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

3.17 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. All accounts receivable reflected on the balance sheet of CD Promo included in the CD Promo Financial Statements, and all accounts receivable arising subsequent to the date of the CD Promo Financial Statements, (a) have arisen from BONA FIDE sales transactions in the ordinary course of business on ordinary trade

                        Share Exchange Agreement - Page 7
         terms and (b) have been collected or are collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms without valid set-off or counterclaim. CD Promo has made payments on accounts payable and other current obligations arising subsequent to the date of the CD Promo Financial Statements, in accordance with past practice of the business of CD Promo.

3.18     COMPENSATION ARRANGEMENTS;  OFFICERS,  DIRECTORS AND EMPLOYEES. SECTION
         3.18 to the CD Promo Shareholder Disclosure Schedule sets forth: (a) the name of all present officers, directors and employees of CD Promo and current annual salary, including any promised, expected or customary bonus or such other amount, and (b) the names and titles of all directors and officers of CD Promo. CD Promo has not made a commitment or agreement (verbally or in writing) to increase the compensation or to modify the conditions or terms of employment of any person listed in SECTION 3.18 to the CD Promo Shareholder Disclosure Schedule. To the knowledge of CD Promo, none of such persons has made a threat to CD Promo to terminate such person's relationship with CD Promo.

3.19 ERISA. Except as set forth in SECTION 3.19 to the CD Promo Shareholder Disclosure Schedule, there are no employee benefit plans as defined in ERISA ("PLANS") maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of CD Promo, or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by CD Promo, and no such Plan is or has ever been subject to ERISA.

3.20 OPERATIONS. Except as expressly authorized by this Agreement, and except as set forth in SECTION 3.20 to the CD Promo Shareholder Disclosure Schedule, since the date of the latest CD Promo Financial Statements, CD Promo has not:

         (a) amended its Articles of Incorporation or By-Laws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the business of CD Promo;

         (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests;

         (c) entered into, amended or terminated any (i) employment agreement or collective bargaining agreement, (ii) adopted, entered into or amended any arrangement which is, or would be, a Plan or (iii) made any change in any actuarial methods or assumptions used in funding any Plan or in the assumptions or factors used in determining benefit equivalencies thereunder;

         (d) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in

                        Share Exchange Agreement - Page 8
                  connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

         (e) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

         (f) knowingly waived any right of material value to the business of CD Promo;

         (g) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off as uncorrectable of accounts receivable;

         (h) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course consistent with past practice;

         (i) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent with past practice), or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative;

         (j) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, employees in the ordinary course of business;

         (k) except in the ordinary course of business, (i) entered into any lease (as lessor or lessee), (ii) sold, abandoned or made any other disposition of any of its assets or properties other than in the ordinary course of business consistent with past practice, (iii) granted or suffered any Lien on any of its assets or properties other than sales of inventory in the ordinary course of business, or (iv) entered into or amended any material contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any person or to refrain from competing with any person, in each case or type required to be disclosed pursuant to SECTION
                  3.15 hereof;


                        Share Exchange Agreement - Page 9

         (l)      except in the ordinary course of business, incurred or assumed
                  any  debt,   obligation  or  liability  (whether  absolute  or
                  contingent and whether or not currently due and payable);

         (m) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

         (n) except in the ordinary course of business, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

         (o) except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in each case in excess of $5,000 individually or in the aggregate;

         (p)      except in the ordinary  course of  business,  made any capital
                  expenditures  or  commitments  for  capital   expenditures  in
                  aggregate amount exceeding $5,000; or

         (q) except in the ordinary course of business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to
                  SECTION 3.16.

3.21 INTANGIBLE PROPERTY AND INTELLECTUAL PROPERTY. CD Promo possesses all of the necessary licenses, trademarks, trade names, domain names, patents (hereinafter "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct its business in the manner that is currently being conducted and anticipates conducting in the future. All of such Intellectual
         Property Rights are held in the name of CD Promo. None of the Intangible Property of CD Promo infringes upon the rights of any other person in any material respect or, to the knowledge of CD Promo, is so infringed upon by any other person or its property. CD Promo has not received any notice of any claim of any other person relating to any of the Intangible Property or any process or confidential information of CD Promo and does not know of any basis for any such charge or claim. Except for the Intangible Property, no other material intellectual property or intangible property rights are required for CD Promo to conduct the business of CD Promo in the ordinary course consistent with past practice. Except as separately identified in SECTION 3.21 of the CD Promo Shareholder Disclosure Schedule, no approval or consent of any person is needed so that the interest of CD Promo in the Intangible Property shall continue to be in full force and effect and enforceable by CD Promo following the transactions contemplated by this Agreement.

3.22 EMPLOYEE RELATIONS. CD Promo is not a party any agreement with any labor organization, collective bargaining or similar agreement with respect to its employees. There are no

                       Share Exchange Agreement - Page 10
         material complaints, grievances or arbitrations, employment-related litigation, administrative proceedings or controversies either pending or, to the knowledge of CD Promo, threatened, involving any employee, applicant for employment, or former employee of CD Promo against CD
         Promo. During the past five years, CD Promo has not suffered or sustained any labor dispute resulting in any work stoppage and no such work stoppage is, to the knowledge of CD Promo, threatened. To the knowledge of CD Promo, there are no attempts presently being made to organize any employees employed by CD Promo.

3.23 INSURANCE. CD Promo has adequate policies of insurance for its operations. CD Promo is not in default with respect to any material provision contained in any policy or binder of insurance and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder which have gone unpaid for more than 45 days or as to which the carrier has disclaimed liability. CD Promo has not received any notice of cancellation or non renewal of any such policy or binder. CD Promo has not received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any existing insurance coverage will not be available in the future on substantially the same terms as now in effect.

3.24 LICENSES AND PERMITS. Except as set forth in SECTION 3.24 of the CD Promo Shareholder Disclosure Schedule, no material government permits, licenses, domain name and other registrations, and other consents and authorizations (federal, state, local and foreign) of any Governmental or Regulatory Body (collectively, "PERMITS") is required to be obtained by CD Promo in connection with its properties or the business of CD Promo. CD Promo has not received any notice of any claim of revocation of any such Permit and has no knowledge of any event which would be likely to give rise to such a claim.

3.25 YEAR 2000 COMPLIANCE. All data of any type that includes date information or which is otherwise derived from, dependent on or related to date information ("DATE DATA") and any software, microcode or hardware system or component, including any electric or electronically controlled system or component, that processes any Date Data and (a) that is installed, in development or on order by CD Promo for its internal use, or (b) which CD Promo sells, supports, maintains, operates, warrants, leases, licenses, assigns or otherwise provides as an integral part of its products or services (or has sold, supported, maintained, operated, warranted, leased, licensed, assigned or otherwise provided in the past as an integral part of its products or services ("DATE-SENSITIVE SYSTEMS") of CD Promo are (i) with respect to Date Data, in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (ii) with respect to Date-Sensitive Systems, correctly and accurately processes all Date Data without interruption before, during and after January 1, 2000, including those relating to the twentieth and twenty-first centuries, without loss of any functionality or performance, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations and the quad-centennial rule), when used as a stand alone system or in combination with other software or hardware ("YEAR 2000 COMPLIANT").

                       Share Exchange Agreement - Page 11

3.26 BROKERS. Except for the assistance of Amerivet Securities, Inc., Registered Investment Advisors, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the CD Promo Shareholders directly with Tiberon without the intervention of any other person on behalf of the CD Promo Shareholders in such manner as to give rise to any valid claim by any person against the CD Promo Shareholders or Tiberon for a finder's fee, brokerage commission or similar payment.

3.27 ACQUISITION OF TIBERON SHARES. Each CD Promo Shareholder acknowledges that the Tiberon shares of Common Stock are restricted securities under the Securities Act and represents that such CD Promo Shareholder (i) is acquiring the Tiberon shares of Common Stock for his own account without a view to distribution within the meaning of the Securities Act; (ii) has received from Tiberon all information that he has deemed necessary to make an informed investment decision with respect to an investment in Tiberon in general and the Tiberon shares of Common Stock in particular; (iii) is financially able to bear the economic risks of an investment in Tiberon; and (iv) has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to the Tiberon shares of Common Stock so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Tiberon shares of Common Stock. Each CD Promo Shareholder understands and agrees that the certificates evidencing the Tiberon shares of Common Stock shall bear the usual restrictive legend pertaining to Rule 144 under the Securities Act and that the Tiberon shares of Common Stock will not be transferable except in accordance with a valid exemption from registration to the satisfaction of the Tiberon.

3.28 DISCLOSURE. To the knowledge of the CD Promo Shareholders, neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF TIBERON

Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule delivered by Tiberon to the CD Promo Shareholders within twenty (20) days from the execution of this Agreement (the "TIBERON DISCLOSURE SCHEDULE"), Tiberon represents, warrants, and covenants to the CD Promo Shareholders as follows:

4.1 ORGANIZATION AND QUALIFICATION. Tiberon is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to
         (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted. Tiberon is duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a Material Effect.


                       Share Exchange Agreement - Page 12

4.2 CAPITALIZATION. The issued and outstanding capital stock of Tiberon consists of shares of 8,050,000 common stock, $0.001 par value per share. All of the issued and outstanding shares of capital stock of Tiberon are validly issued, fully paid, and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person. The Tiberon shares of Common Stock shall be validly issued, fully paid, and nonassessable.

4.3 TIBERON AND AFFILIATES. Tiberon does not own or hold, directly or indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

4.4 OPTIONS OR OTHER RIGHTS. No options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of Tiberon whether upon conversion of other securities or otherwise, are issued or outstanding, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

4.5 VALIDITY AND EXECUTION OF AGREEMENT. The execution and performance of this Agreement have been duly and validly authorized by the board of directors of Tiberon and no other corporate action by Tiberon is necessary to authorize the execution, delivery, and performance of this Agreement, except for the change of the corporate name described in
         SECTION 6.2 hereof. Tiberon has the corporate power and authority to execute and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed on behalf of Tiberon and is a valid and binding obligation of Tiberon, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4.6 NO CONFLICT. None of the execution, delivery, or performance of this Agreement does or will: (a) result in any violation or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or bylaws of Tiberon or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to Tiberon, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which Tiberon is bound; (b) result in the creation of any Encumbrance upon any of the properties or assets of Tiberon pursuant to any such term or provision; or (c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any material contract, agreement, arrangement, commitment, or plan to which Tiberon is a party, or by which Tiberon or any of its properties or assets may be subject or bound.

4.7      CONSENTS  AND  APPROVALS.   No  federal,  state,  or  other  regulatory
         approvals are required to be obtained, nor any regulatory requirements complied with, by Tiberon in connection with the Share Exchange.

                       Share Exchange Agreement - Page 13

4.8      VIOLATION OF LAWS, PERMITS, ETC.

         (a) Tiberon is not in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

         (b) Tiberon has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

4.9 BOOKS AND RECORDS. The books and records of Tiberon (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of Tiberon are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the shareholders and the board of directors of Tiberon since the date of inception of Tiberon, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

4.10     TIBERON FINANCIAL STATEMENTS.

         (a) The audited balance sheets of Tiberon as of December 31, 1999, and the related audited statements of income, statements of cash flow and statements of shareholders equity for the year then ended, true and complete copies of which have been delivered to the CD Promo Shareholders, present fairly, in all material respects, the financial position of Tiberon as at such dates and the results of operations of Tiberon for the year then ended, in accordance with USGAAP consistently applied for the periods covered thereby.

         (b)      The  financial  statements  referred to in paragraph (a) above
                  are   hereinafter   referred  to  as  the  TIBERON   FINANCIAL
                  STATEMENTS.

4.11 UNDISCLOSED LIABILITIES. Tiberon does not have any Liabilities of a kind required by USGAAP to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the Tiberon Financial Statements. Tiberon does not have any Liabilities, whether or not of a kind required by USGAAP to be set forth on a financial statement, other than (a) Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the Tiberon Financial Statements that are consistent with past practice and are included in the latest Tiberon Financial Statements, (b) Liabilities that are fully reflected on or reserved against on the latest balance sheet included in the Tiberon Financial Statements, or (c) as specifically disclosed in the Tiberon Financial Statements.

                       Share Exchange Agreement - Page 14

4.12 TITLE TO PROPERTY; ENCUMBRANCES. Tiberon has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on the latest balance sheet included in the Tiberon Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect.

4.13 TAXES. All Tax Returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by Tiberon have been duly and timely filed; Tiberon has paid all Taxes which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due; and all Taxes which Tiberon is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper Governmental or Regulatory Body. There are no tax liens upon any of the assets or properties of Tiberon except for Liens for Taxes not yet due. Tiberon is not a party to any Settlement Agreement, and Tiberon does not have any obligation to make payments under any Settlement Agreement.

4.14     LITIGATION.

         (a) There is no action, proceeding, investigation, or inquiry pending or, to the best of Tiberon's knowledge, threatened (i) against or affecting any of Tiberon's assets or business that, if determined adversely to Tiberon, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

         (b) Tiberon has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause Tiberon to determine that there exists any basis for any material claim against Tiberon for any of the matters described in paragraph (a) above.

4.15 CONTRACTS AND OTHER AGREEMENTS. SECTION 4.15 to the Tiberon Disclosure Schedule contains a complete and correct list as of the date hereof of all material agreements, contracts, and commitments (and all amendments thereto), written or oral, to which Tiberon is a party or by which any of its properties is bound. Tiberon has made available to the CD Promo Shareholders complete and correct copies of all material written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of Tiberon's knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.


                       Share Exchange Agreement - Page 15

4.16 COMPENSATION ARRANGEMENTS; OFFICERS, DIRECTORS AND EMPLOYEES. Tiberon does not pay any compensation to any of its officers and directors and has no employees. Tiberon has not made a commitment or agreement (verbally or in writing) to pay any compensation to such persons.

4.17 ERISA. There are no Plans maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of Tiberon or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by Tiberon and no such Plan is or has ever been subject to ERISA.

4.18 OPERATIONS. Except as expressly authorized by this Agreement, or except as set forth in SECTION 4.18 to the Tiberon Disclosure Schedule, since the date of the latest Tiberon Financial Statements, Tiberon has not:

         (a) amended its Articles of Incorporation or By-Laws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the business of Tiberon;

         (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests;

         (c) entered into, amended or terminated any (i) employment agreement or collective bargaining agreement, (ii) adopted, entered into or amended any arrangement which is, or would be, a Plan or (iii) made any change in any actuarial methods or assumptions used in funding any Plan or in the assumptions or factors used in determining benefit equivalencies thereunder;

         (d) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

         (e) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

         (f) knowingly waived any right of material value to the business of Tiberon;

         (g) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off as uncorrectable of accounts receivable;

                       Share Exchange Agreement - Page 16

         (h) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course consistent with past practice;

         (i) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent with past practice), or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative;

         (j) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, employees in the ordinary course of business;

         (k) except in the ordinary course of business, (i) entered into any lease (as lessor or lessee), (ii) sold, abandoned or made any other disposition of any of its assets or properties other than in the ordinary course of business consistent with past practice, (iii) granted or suffered any Lien on any of its assets or properties other than sales of inventory in the ordinary course of business, or (iv) entered into or amended any material contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any person or to refrain from competing with any person, in each case or type required to be disclosed pursuant to SECTION
                  4.14 hereof;

         (l)      except in the ordinary course of business, incurred or assumed
                  any  debt,   obligation  or  liability  (whether  absolute  or
                  contingent and whether or not currently due and payable);

         (m) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

         (n) except in the ordinary course of business, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

         (o) except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in each case in excess of $5,000 individually or in the aggregate;

                       Share Exchange Agreement - Page 17

         (p)      except in the ordinary  course of  business,  made any capital
                  expenditures  or  commitments  for  capital   expenditures  in
                  aggregate amount exceeding $5,000; or

         (q) except in the ordinary course of business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to
                  SECTION 4.15.

4.19 YEAR 2000 COMPLIANCE. All Date Data and Date-Sensitive Systems of Tiberon are Year 2000 Compliant.

4.20 BROKERS. Except for the assistance of Amerivet Securities, Inc., Registered Investment Advisors, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the CD Promo Shareholders directly with Tiberon without the intervention of any other person on behalf of the CD Promo Shareholders in such manner as to give rise to any valid claim by any person against the CD Promo Shareholders or Tiberon for a finder's fee, brokerage commission or similar payment. Pursuant to the Consultant Agreement between CD Promo and Amerivet Securities, Inc., at Closing, Tiberon shall issue 600,000 shares of common stock to Amerivet Securities, Inc. pursuant to Section 3(b) and 4(2) of the Securities Act of 1933, as amended. Tiberon shall have no obligation to Amerivet Securities, Inc. if Closing does not take place for any reason whatsoever.

4.21 APPROVAL OF SHARE EXCHANGE. The board of directors of Tiberon has approved the Share Exchange without reservation or qualification.

4.22     SEC  REPORTING  STATUS.   Tiberon  is  a  reporting  company  with  the
         Securities and Exchange Commission.

4.23 INVESTMENT COMPANY. Tiberon is not an investment company within the meaning of Section 3 of the Investment Company Act.

4.24 OTC BULLETIN BOARD STATUS. The Tiberon shares of Common Stock are approved for trading on the OTC Bulletin Board.

4.25 DISCLOSURE. To the knowledge of Tiberon, neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V
                            ACTIONS PRIOR TO CLOSING

5.1 CORPORATE EXAMINATIONS AND INVESTIGATIONS. From the execution of the this Agreement until the Closing Date, Tiberon shall be entitled to make such investigation of the assets, properties, agreements, business and operations of CD Promo and such examination of the books, records, Tax Returns, financial condition and operations of CD Promo, and to

                       Share Exchange Agreement - Page 18
         otherwise complete Tiberon's feasibility review of acquiring CD Promo. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and CD Promo shall cooperate fully therein. In order that Tiberon may have full opportunity to make such a business, accounting and legal review, examination or investigation as they may wish of the business and affairs of CD Promo, CD Promo shall furnish to Tiberon during such period all such information and copies of such documents concerning the affairs of CD Promo as Tiberon may reasonably request and cause CD Promo's officers, employees, consultants, agents, accountants and attorneys to fully cooperate with Tiberon and disclose all material facts affecting the financial condition and business operations of CD Promo. CD Promo, upon notice, may, but has no obligation to, address the issues raised by Tiberon during this feasibility review period. In the event that Tiberon is not satisfied with any document or issue concerning the operations or business of CD Promo, or any matter related to this Agreement, Tiberon may, for any reason, in its sole discretion, at any time prior to Closing, give written notice of termination to CD Promo and the CD Promo Shareholders, and all parties shall be released from any obligation or further liabilities under this Agreement.

         Until the Closing and if the Closing shall not occur, thereafter, Tiberon and its affiliates shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement and after termination of this Agreement, Tiberon and its affiliates shall not disclose, nor use for their own benefit, any information or documents obtained from CD Promo concerning its assets, properties, business and operations, unless (a) readily ascertainable from public or published information, or trade sources, (b) received from a third party not under an obligation to CD Promo to keep such information confidential or (c) required by any Law or Order. If this transaction does not close for any reason, Tiberon and its affiliates shall return or destroy all such confidential information and compilations thereof as is practicable, and shall certify such destruction or return to CD Promo.

5.2 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, the CD Promo Shareholders shall cause the business of CD Promo to be conducted in the ordinary course in the same manner as it has been conducted since it inception. The CD Promo Shareholders covenant that, except with the prior written consent of Tiberon, which consent shall not be unreasonably withheld, CD Promo will not:

         (a) Do any of the restricted acts set forth in SECTION 3.20 hereof, or enter into any agreement of a nature set forth in
                  SECTION 3.16 hereof; or

         (b) Enter into any transaction other than in the ordinary course of business.

5.3 PRESERVATION OF BUSINESS. From the date hereof through the Closing Date, the CD Promo Shareholders shall cause CD Promo to use commercially reasonable efforts to (i) preserve intact the business, assets, properties and organizations of CD Promo, (ii) keep available the

                       Share Exchange Agreement - Page 19
         services of the present officers, employees, consultants and agents of CD Promo; and (iii) maintain the present suppliers and customers and preserve the goodwill of CD Promo.

5.4 ADVICE OF CHANGES. The CD Promo Shareholders will promptly advise Tiberon in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to them that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the CD Promo Shareholder Disclosure Schedule or would have resulted in any representation of the CD Promo Shareholders in this Agreement being untrue. Tiberon will promptly advise the CD Promo Shareholders in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to it that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Tiberon Disclosure Schedule or would have resulted in any representation of Tiberon in this Agreement being untrue in any material respect.

5.5 OTHER AGREEMENTS. The CD Promo Shareholders and Tiberon agree to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings, including, but not limited to, submissions of information requested by Governmental or Regulatory Bodies and any other persons required to be obtained by them for the consummation of the closing and the continuance in full force and effect of the permits, contracts and other agreements set forth on the Schedules to this Agreement.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

6.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TIBERON TO COMPLETE THE CLOSING. The obligations of Tiberon to enter into and complete the Closing are subject to the fulfillment of the following conditions, any one or more of which may be waived by Tiberon:

         (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by the CD Promo Shareholders at or before the Closing shall have been duly complied with and performed in all material respects, to the sole satisfaction of Tiberon, (ii) the representations and warranties of the CD Promo Shareholders set for in Article III shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) Tiberon shall have received a certificate to such effect from the CD Promo Shareholders.

         (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to be obtained by CD Promo or the CD Promo Shareholders in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements

                       Share Exchange Agreement - Page 20
                  and court orders applicable to CD Promo or the CD Promo Shareholders and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated, and CD Promo shall have received a certificate from the CD Promo Shareholders to such effect.

         (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in connection therewith, shall have been approved in form and substance by counsel for Tiberon.

         (d) The CD Promo Shareholders shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by Tiberon or its counsel.

         (e)      CD Promo shall not have suffered any Material Effect.

         (f) No material information or data provided or made available to Tiberon by or on behalf of CD Promo shall be incorrect in any material respect.

         (g) No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against CD Promo or any of its affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to CD Promo.

         (h) Counsel to CD Promo and/or the CD Promo Shareholders shall have delivered to Tiberon on and as of the Closing Date an opinion to Tiberon substantially as to the matters set forth in SECTIONS 3.1, 3.2, 3.3, 3.4, 3.6. 3.7, AND 3.8, all subject to customary limitations reasonably acceptable to counsel to Tiberon.

         (i) The following key employees ("KEY EMPLOYEES") shall have entered into at least two-year employment agreements on terms satisfactory to Tiberon: to be provided within twenty (20) days of executing this Agreement. These EMPLOYMENT AGREEMENTS shall contain provisions as to a year-end performance bonus based on standards to be established by the directors of Tiberon, incentive stock options with minimum guarantees, the repurchase of Tiberon shares of Common Stock in the event of termination of employment, and customary non-compete and proprietary information provisions.

         (j) Each officer and Key Employee shall have entered into a proprietary information and non-compete agreement on terms satisfactory to Tiberon.


                       Share Exchange Agreement - Page 21

         (k)      The  CD  Promo   Shareholders   shall  have  provided  audited
                  financial statements of CD Promo covering the latest completed periods in a form suitable for filing with the SEC.

         (i) Tiberon's full and complete satisfaction of its feasibility review as provided under SECTION 5.1 hereof.

6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE CD PROMO SHAREHOLDERS TO COMPLETE THE CLOSING. The obligations of the CD Promo Shareholders to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by the CD Promo Shareholders:

         (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by Tiberon at or before the Closing shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of Tiberon set for in Article IV shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) the CD Promo Shareholders shall have received a certificate to such effect from Tiberon.

         (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to be obtained by Tiberon in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to Tiberon and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated, and the CD Promo Shareholders shall have received a certificate from Tiberon to such effect.

         (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in connection therewith, shall have been approved in form and substance by counsel for the CD Promo Shareholders, which approval shall not be unreasonably withheld.

         (d) Tiberon shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by the CD Promo Shareholders or their counsel.

         (e)      Tiberon shall not have suffered any Material Effect.

         (f) No material information or data provided or made available to the CD Promo Shareholders by or on behalf of Tiberon shall be incorrect in any material respect.


                       Share Exchange Agreement - Page 22

         (g) No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against Tiberon or any of its affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to Tiberon.

         (h) Counsel to Tiberon shall have delivered to the CD Promo Shareholders on and as of the Closing Date an opinion to the CD Promo Shareholders substantially as to the matters set forth in SECTIONS 4.1, 4.2, 4.3, 4.4, 4.5, 4.6., AND 4.7, all
                  subject to customary limitations reasonably acceptable to counsel to the CD Promo Shareholders.

         (i)      Tiberon  and CD Promo  shall  mutually  agree for  Tiberon  to
                  reserve   either  one  of  the   following   corporate   names
                  "DePromo.com", "iPromo.com", or "CDPromo.com".

         (j) Tiberon shall have filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to establish the name change.

                                   ARTICLE VII
                             POST-CLOSING COVENANTS

The parties covenant to take the following actions after the Closing Date:

7.1 FURTHER INFORMATION. Following the Closing, each party will afford to the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data of CD Promo or Tiberon, as the case may be, relating to the business of CD Promo or Tiberon in their possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any party or its affiliates and (b) for any other reasonable business purpose.

7.2 RECORD RETENTION. Each party agrees that for a period of not less than five years following the Closing Date, such party shall not destroy or otherwise dispose of any of the Books and Records of CD Promo or Tiberon relating to the business of CD Promo or Tiberon in his or its possession with respect to periods prior to the Closing Date. Each party shall have the right to destroy all or part of such Books and Records after the fifth anniversary of the Closing Date or, at an earlier time by giving each other party hereto 30 days prior written notice of such intended disposition and by offering to deliver to the other party or parties, at the other party's or parties' expense, custody of such Books and Records as such party may intend to destroy.


                       Share Exchange Agreement - Page 23

7.3 POST-CLOSING ASSISTANCE. The CD Promo Shareholders on the one hand, and Tiberon, on the other hand, will provide each other with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting party with any records or information that may be reasonably relevant to such return, audit or examination, proceedings or determination. The party requesting assistance shall reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained pursuant to this SECTION 7.3 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto.

7.4 SEC REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Tiberon shares of Common Stock to the public without registration, from and after the Closing, the new management of Tiberon will:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times; and

         (b) file with the SEC in a timely manner all reports and other documents required of Tiberon and of them under the Exchange Act.

                                  ARTICLE VIII
                            SURVIVAL; INDEMNIFICATION

8.1 SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, each agreement in this Agreement shall survive the Closing without limitation as to time until fully performed and each representation and warranty in this Agreement or in the
         Exhibits, Schedules or certificates delivered pursuant to this Agreement shall survive the Closing for a period of two years (other than the representations and warranties contained in SECTION 3.5 which shall survive the Closing without limitation as to time, and other than the representations and warranties contained in SECTION 3.14, which shall survive the Closing until the earlier of (i) three and one-half years from the Closing Date and (ii) three years following the date on which Tax files the Tax Return relating to the taxable period from December 31, 1999 through the Closing Date). Notice must be given to the party from whom indemnification is sought of any claim for indemnification under Article VII prior to the termination of the relevant survival period.

8.2 INDEMNIFICATION BY THE CD PROMO SHAREHOLDERS. From and after the Closing Date, the CD Promo Shareholders agree jointly and severally, to indemnify, hold harmless, protect and defend Tiberon and its affiliates (and their respective directors, officers, agents and

                       Share Exchange Agreement - Page 24
         employees, successors and assigns) in accordance with the provisions of this Article 7 from and against:

         (a) any and all damages incurred by any of them arising out of, relating to or based upon or in connection with any inaccuracy in, or breach of, any of the representations or warranties, covenants or agreements of any of the CD Promo Shareholders or CD Promo contained in or incorporated into this Agreement, in the Schedules hereto or in certificates delivered pursuant to this Agreement;

         (b) any and all Taxes (other than to the extent such Taxes are reflected in the CD Promo balance sheet included in the CD Promo Financial Statements) imposed on CD Promo in respect of its income, business, property or operations or for which CD Promo may otherwise be liable for any period ending or deemed to end prior to or on the date of the CD Promo Financial Statements;

         (c) any cost incurred by CD Promo in connection with this Agreement and the transactions contemplated hereby.

         The right of the parties to be indemnified hereunder shall not be limited or affected by any investigation conducted or notice or knowledge obtained by or on behalf of any such persons.

8.3 TIBERON'S INDEMNITY. Tiberon shall indemnify the CD Promo Shareholders and hold the CD Promo Shareholders harmless against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (and without giving effect to any tax benefit to the indemnified party) (a) any misrepresentation by Tiberon or breach of any warranty by Tiberon in this Agreement and (b) any breach of any covenant or agreement on the part of Tiberon in this Agreement.

8.4 METHOD OF ASSERTING CLAIMS. The party making a claim under this Article VIII is referred to as the "Indemnified Party" and the party against whom such claims are asserted under this Article VIII is referred to as the "Indemnifying Party". All claims by any Indemnified Party under this Article VIII shall be asserted and resolved as follows:

         (a) Whenever an Indemnified Party becomes aware of a claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder, the Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim, identifying the representation or warranty on which such claim is based, the basis for such claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such claim and demand; the "Claim Notice"); PROVIDED, that any failure to give a Claim Notice will not be deemed a waiver of any

                       Share Exchange Agreement - Page 25
                  rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure. If the basis of such claim is a claim or demand by a third party, the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel with regard thereto; PROVIDED, that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Patty shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (y) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. A claim or demand may not be settled by either party without the prior written consent of the other party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to the Indemnifying Party.

         (b) Whenever any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party.

         (c) After delivery of a Claim Notice, so long as any right to indemnification exists pursuant to this Article VIII, the affected parties each agree to retain all Books and Records related to such Claim Notice. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings. Any information or documents made available to any party hereunder and designated as confidential by the party providing such information or documents and which is not otherwise generally available to the public and not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality

                       Share Exchange Agreement - Page 26
                  provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law, shall not be disclosed to any third person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

8.5 GENERAL PROVISIONS. The following general provisions shall apply to any claim for indemnification under this Article VIII:

         (a) The amount of any claim subject to indemnification shall be determined after taking into account the present value of any tax benefits (net of tax detriments) accruing to the Indemnified Party or any affiliate as a result of such claim.

         (b) Except as otherwise set forth in this Section 8.5(b), with respect to any breach, violation or nonfulfillment of or default in the performance of any representation, warranty or covenant of this Agreement for which a right to claim indemnification is provided in this Article VIII, after the Closing a claim or an action under and pursuant to the terms, conditions and limitations of this Article VIII shall be the sole and exclusive right and remedy of Tiberon and the CD Promo Shareholders and neither Tiberon nor any CD Promo Shareholder shall have any other claim, cause of action, right, or remedy for such breach, violation, non-fulfillment or default against the other based upon this Agreement, any provision of any federal or state securities or other statute, law, rule or regulation or based upon any other cause of action arising at law or in equity; PROVIDED, that if for any reason a court of competent -------- jurisdiction shall refuse to enforce this provision, and shall permit Tiberon or the CD Promo Shareholders to assert any action based other than upon the right to claim indemnification as provided in this Article VIII, Tiberon and the CD Promo Shareholders agree that the amount of such other claim shall be subject to and limited by the provisions of this Article VIII. The provisions of this
                  Section 8.5(b) shall not preclude the prosecution of any action or proceeding based on fraud that, if found to exist, would be sufficient to give rise to the right of rescission with respect to the transactions contemplated by this Agreement.

                                   ARTICLE IX
                            TERMINATION OF AGREEMENT

9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing as follows:

         (a)      by  mutual  written  consent  of  Tiberon  and  the  CD  Promo
                  Shareholders;

         (b)      by  Tiberon  on the  one  hand,  or by  all  of  the CD  Promo
                  Shareholders, on the other hand, by written notice to the other party hereto, if the Closing shall not have

                       Share Exchange Agreement - Page 27
                  occurred on the date as established pursuant to SECTION 2.1 hereof (unless such event has been caused by a breach of this Agreement by the party seeking such termination);

         (c) by Tiberon or by all of the CD Promo Shareholders if a Governmental or Regulatory Body has permanently enjoined or prohibited consummation of the Share Exchange and such court or government action is final and nonappealable;

         (d) by Tiberon if the CD Promo Shareholders have failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination;

         (e)      by Tiberon  for any reason  whatsoever  as provided by SECTION
                  5.1 hereof; or

         (f) by the CD Promo Shareholders if Tiberon has failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination.

         Should the CD Promo Shareholders terminate this Agreement for any reason other than a default by Tiberon as described in SECTION 9.1(F) hereof, the CD Promo Shareholders shall be jointly and severally liable for all damages caused by the failure to close and not just the expenses listed in SECTION 10.1 hereof. Should Tiberon terminate this Agreement for any reason other than a default by the CD Promo Shareholders as described in SECTION 9.1(D) hereof, or as allowed by
         SECTION 5.1 hereof, then Tiberon shall be liable for all damages caused by the failure to close and not just the expenses listed in SECTION
         10.1. hereof.

9.2      SURVIVAL AFTER TERMINATION. If this Agreement is terminated pursuant to
         SECTION 9.1, (a) this Agreement shall become null and void and of no further force and effect, except for the provisions of SECTION 5.1 relating to the obligation to keep confidential certain information and
         (b) there shall be no liability on the part of CD Promo or Tiberon or their respective affiliates.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1 EXPENSES. Tiberon shall be solely responsible for its own legal and accounting fees in connection with the Share Exchange. CD Promo shall be responsible for legal and accounting fees and other expenses in connection with the Share Exchange as it relates to CD Promo.

10.2 FURTHER ASSURANCES. At any time and from time to time after the Closing Date at the request of Tiberon, and without further consideration, the CD Promo Shareholders will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Tiberon may reasonably deem necessary or

                       Share Exchange Agreement - Page 28
         desirable in order to transfer, convey and assign the Shares to Tiberon and to assist Tiberon in exercising all rights with respect thereto. The parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any document or other papers, the execution and delivery of which are conditions precedent to the Closing.

10.3 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three (3) business days thereafter or sent by prepaid air courier or (b) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this SECTION 10.3):

                    If to the CD Promo Shareholders:

                           CD Promo, Ltd.
                           P.O. Box 70
                           Swanland Hall, Swanland
                           HU14 3XU
                           Fax # 011 44 148 232 6085
                           Attention: Messrs. Darren Everitt and Heimer Karlsson

                    with a copy to:

                           CD Promo, Ltd.
                           P.O. Box 70
                           Swanland Hall, Swanland
                           HU14 3XU
                           Fax # 011 44 148 232 6085
                           Attention: Kellie Noble, Esq.

                    If to Tiberon:

                           Tiberon Resources Ltd.
                           11930 Menual Boulevard, N.E., Suite 107
                           Albuquerque, New Mexico 87112
                           USA
                           Attention:    Reg Handford, President


                       Share Exchange Agreement - Page 29
                  with a copy to:

                           Dill Dill Carr Stonbraker & Hutchings, P.C.
                           455 Sherman Street, Suite 300
                           Denver, Colorado 80203
                           USA
                           Attention: Adam P. Stapen, Esq.

10.4 ARBITRATION. Any dispute, controversy, or claim arising out of, relating to, or in connection with, this Agreement or the agreements or transactions contemplated by this Agreement shall be finally settled by binding arbitration. The arbitration shall be conducted and the arbitrator chosen in accordance with the rule of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of Tiberon and the CD Promo Shareholders. In connection with any such arbitration, each party shall be afforded the opportunity to conduct discovery in accordance with the Federal Rules of Civil Procedure.

         (a) The seat of the arbitration shall be in Denver, Colorado, and will follow the format known as "Baseball Arbitration". Each of the CD Promo Shareholders and Tiberon hereby irrevocably submits to the jurisdiction of the arbitrator in Denver, Colorado, and waives any defense in an arbitration based upon any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient format, or that such venue is improper.

         (b) The arbitral award shall be in writing and shall be final and binding on each of the parties to this Agreement. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. Each of the CD Promo Shareholders and Tiberon acknowledges and agrees that by agreeing to these arbitration provisions each of the parties hereto is waiving any right that such party may have to a jury trial with respect to the resolution of any dispute under this Agreement or the agreements or transactions contemplated hereby.

10.5 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Tiberon and the CD Promo Shareholders except as may be required by applicable law.

10.6 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

10.7 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument

                       Share Exchange Agreement - Page 30
         signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof

10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.

10.9 BINDING EFFECT, NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable by any party hereto without the prior written consent of the other parties hereto except by operation of law and any other purported assignment shall be null and void.

10.10 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

10.11 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

10.12 EFFECT OF DISCLOSURE ON SCHEDULES. Any item disclosed on any Schedule to this Agreement shall only be deemed to be disclosed in connection with (a) the specific representation and warranty to which such
         Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule.

10.13 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

10.14 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.





                       Share Exchange Agreement - Page 31

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    TIBERON RESOURCES LTD.


                                    By:
                                       -----------------------------------
                                    Name: Reg Handford
                                    Title: President


                                    CD PROMO, LTD. SHAREHOLDERS:


                                    --------------------------------------


                                    --------------------------------------


                                    --------------------------------------


                                    --------------------------------------


                                    --------------------------------------


                                    --------------------------------------







                       Share Exchange Agreement - Page 32

                                   SCHEDULE A
                                       TO
                            SHARE EXCHANGE AGREEMENT
                                  by and among
                             TIBERON RESOURCES LTD.
                                      and
                                 CD PROMO, LTD.



The following individuals are the only shareholders of CD Promo, Ltd., and they have signed the Share Exchange Agreement as referenced above.

                                               NUMBER OF
             NAME:                             SHARES OWNED:

             Darren Everitt                    30 shares

             Karl Heimer Karlsson              30 shares

             David Beasely                     10 shares

             John Stephens                     10 shares

             Arnar Gunnlaugsson                20 shares

             Domain Decision Ltd.              10 shares


             TOTAL:

             Six (6) Shareholders              110 shares issued and outstanding
             ====================              =================================

                                   Exhibit 27


                             Financial Data Schedule